October 24, 2005

Securities and Exchange Commission
40 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

SSgA Funds

We have read the disclosures
contained in Sub-Item 77-K of
the Form N-SAR for SSgA Funds
for the six months ended August 31,
2005, and we are in agreement with
the statements concerning our firm
contained therein.

Yours very truly,



PricewaterhouseCoopers LLP